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Media Contact in San Antonio: Kati Otto — 415-385-8470

Spanish-Language Media Contact in San Antonio: Sarah Lora — 214-437-3435

Media Contact LS&CO. Headquarters: Linda Butler — 415-501-3317

For Immediate Release

LEVI STRAUSS & CO. TO CLOSE ITS

NORTH AMERICAN MANUFACTURING & FINISHING PLANTS

Company plans to offer comprehensive transition assistance

for employees and community

SAN FRANCISCO (Sept. 25, 2003) – Levi Strauss & Co. (LS&CO.) today announced that it will close its remaining manufacturing and finishing plants in North America as part of the shift away from owned-and-operated manufacturing that the company began several years ago.

The company plans to close its sewing and finishing operations in San Antonio by year-end, displacing approximately 800 workers. Its three Canadian facilities – two sewing plants in Edmonton, Alberta and Stoney Creek, Ontario, and a finishing center in Brantford, Ontario – are expected to close in March 2004, displacing approximately 1,180 employees.

“Regrettably, these closures will affect workers who have done a tremendous job for the company over the years,” said chief executive officer Phil Marineau. “We understand the impact this change will have on them, their families and communities. As we have done in the past, our intent is to provide a comprehensive separation package for employees, along with support for the local communities through philanthropic grants.

“We’re in a highly competitive industry where few apparel brands own and operate manufacturing facilities in North America. In fact, we are one of the last companies to do so,” said Marineau. “In order to remain competitive, we need to focus our resources on product design and development, sales and marketing and our retail customer relationships.”

-more-

LS&CO./Add One

September 25, 2003

The company intends to offer a comprehensive separation package to help employees transition successfully to new opportunities. The details of the separation packages for both Canadian and U.S. employees will be determined through upcoming discussions with the unions.

“The Levi Strauss Foundation intends to partner with government agencies and community organizations to leverage our resources collaboratively to address the unique needs of the local displaced workers,” said Theresa Fay-Bustillos, executive director of the Levi Strauss Foundation and vice president of community affairs for LS&CO. “We have established a Community Transition Fund to provide grants that will help strengthen the economic base in San Antonio and affected Canadian communities and help employees gain access to a wide array of economic and educational opportunities.”

Production from the San Antonio and Canadian facilities will be shifted to LS&CO.’s global sourcing network, in adherence with the company’s comprehensive code of conduct. As the first multinational company to develop a code of conduct, LS&CO. is committed to ensuring that individuals making its products anywhere in the world do so in safe and healthy working conditions and are treated with dignity and respect.

Levi Strauss & Co. is one of the world’s leading branded apparel companies, marketing its products in more than 100 countries worldwide. The company designs and markets jeans and jeans-related pants, casual and dress pants, shirts, jackets and related accessories for men, women and children under the Levi’s®, Dockers® and Levi Strauss Signature™ brands.

This news release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended 2002, especially in the Risk Factors and Management’s Discussion and Analysis sections, our most recent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release. We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this news release to reflect circumstances existing after the date of this news release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

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